EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

CECO Environmental Corp.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in Registration Statement No. 333-130294 on Form S-3 and Registration Statements Nos. 333-33270, 333-143527, and 333-159948 on Forms S-8 of our report dated March 29, 2010, relating to the consolidated financial statements of CECO Environmental Corp., which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois

March 29, 2010